EXHIBIT 10.2

                             STOCK ESCROW AGREEMENT
                             ----------------------


     AGREEMENT made as of this 22nd day of June, 2001 (the "Agreement"), between Spacial Corporation, a Delaware corporation ("Spacial"), with offices at 92 Brown Place, Bronx, New York 10454, James J. Solano Sr. ("Solano"), with an address c/o Spacial Corporation, 92 Brown Place, Bronx, New York 10454, The Trust Under Agreement Dated 6/30/89 (the "Trust"), with an address c/o Bruce Caputo, Trustee, 1270 Avenue of the Americas, New York, New York 10020-1701, and Snow Becker Krauss PC., as Escrow Agent ("Escrow Agent"), with offices at 605 third Avenue, New York New York 10158.

                               W I T N E S S E T H
                               -------------------

     1. Spacial, Solano and the Trust are parties to a Share Exchange Agreement, dated as of June 22, 2001, (the "Exchange Agreement") pursuant to which Solano has received 1,785,000 shares of Special Common Stock $.001 par value ("Common Stock") and the Trust has received 10,000,000 shares of Common Stock.

     2. Spacial desires to obtain certain financing wherein it wishes to sell up to 1,000,000 shares of its Common Stock (the "Financing").

     3. Due to Solano's and the Trust's ownership of a substantial number of shares of Common Stock, each of them would benefit materially if Spacial completed the Financing.

     4. Solano and the Trust wish to expedite the Financing without affecting the ownership interest of other Spacial shareholders in Spacial.

     5. Accordingly, Solano and the Trust have agreed to deposit in escrow with the Escrow Agent a total of 1,000,000 shares of Common Stock received by them under the Exchange Agreement, part or all of which shall be returned to Spacial for cancellation in the event the Financing is consummated, all as provided in this Agreement.

     6. The Escrow Agent has agreed to act as escrow agent to hold the shares of Spacial Common Stock to be held in escrow in accordance with the terms of this Agreement.

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         NOW, THEREFORE, it is agreed as follows:

     1. Deposit of Escrow Shares; Establishment of Escrow.
        --------------------------------------------------

     Concurrently with the execution and delivery of this Agreement, Solano is delivering to the Escrow Agent Spacial Stock Certificate No. ___ representing 151,464 shares of Common Stock, together with a stock power executed in blank by Solano, and the Trust is delivering to the Escrow Agent Spacial Stock Certificate No. ___ representing 848,536 shares of Common Stock, together with a stock power executed in blank by the trustee on behalf of the Trust (such certificates together with the shares represented thereby being referred to herein as the "Escrow Shares"). The parties hereby appoint Snow Becker Krauss P.C. as the Escrow Agent (i) to hold the Escrow Shares, the stock powers and such other securities or property (other than cash) delivered to the Escrow Agent in connection with or with respect to such Escrow Shares (the "Escrow Property") and (ii) to distribute the Escrow Property as herein provided. The Escrow Agent hereby acknowledges receipt of the Escrow Property.


     2. Release of Escrow Shares.
        ------------------------

     (a) If Spacial expects to close the Financing within 90 days after the date hereof, Spacial shall give a notice to the Escrow Agent, not later than five (5) business days before the proposed closing date of such Financing (the "Proposed Closing Date"), instructing the Escrow Agent to deliver the Escrow Property to Spacial at the closing of such Financing (the "Closing"), which notice shall also specify the Closing Date, the location of the Closing, and the total number of shares of Common Stock to be issued to investors at such Closing. Spacial shall send a copy of such notice to Solano and the Trust.

     (b) If the Escrow Agent receives the notice provided for in Section 2(a) (the "Closing Notice") and has not received by 5:00 p.m. New York time on the business day immediately preceding the Proposed Closing Date a written notice from Solano or the Trust objecting to Spacial's instructions, then the Escrow Agent shall deliver the Escrow Property to Spacial at the Closing. If Spacial's Closing Notice states that Spacial will be issuing fewer than 1,000,000 shares of Common Stock at the Closing, then as a condition to the Escrow Agent's delivery of the Escrow Property to Spacial, Spacial shall deliver to the Escrow Agent (i) one or more certificates registered in the name of Solano representing a number of shares of Common Stock (and such other securities or property constituting the Escrow Property delivered to Spacial) equal to 15.1464% of the difference between 1,000,000 and the number of shares issued at such closing (such difference being referred to herein as the "Excess Amount") and (ii) one or more certificates registered in the name of the Trust representing a number of shares of Common Stock (and such other securities or property constituting the Escrow Property delivered to Spacial) equal to 84.8536% of the Excess Amount. Promptly after the Escrow Agent's receipt of such stock certificates and other property, if any, delivered to it pursuant to the preceding sentence, the

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Escrow Agent shall deliver such stock certificates and other property to Solano and the Trust, as applicable.

     (c) If the Escrow Agent receives, on or before 5:00 p.m. New York time on the business day immediately preceding the Proposed Closing Date, a written notice from Solano or the Trust, with a copy thereof sent to Spacial, objecting to Spacial's Closing Notice, the Escrow Agent shall take no action and make no delivery of the Escrow Property except in accordance with (A) written instructions signed by the Spacial, Solano and the Trust or (B) an order of a court of competent jurisdiction. In the event of such an objection to notice, the Escrow Agent shall be empowered in its sole discretion to deposit the Escrow Property with a court of competent jurisdiction and to institute an action of interpleader or other such action to resolve the dispute.

     (d) If no Financing is scheduled to occur within 90 days after the date hereof, but during such period Spacial has entered into a letter of intent or other agreement with a person or entity that proposes to provide or obtain Financing for Spacial, then Spacial shall send a notice thereof to the Escrow Agent, with a copy thereof to Solano and the Trust. If a Closing of the sale of Common Stock as contemplated by such letter of intent is scheduled to occur within 180 days after the date of such letter of intent, then Spacial shall give a Closing Notice to the Escrow Agent, Solano and the Trust as provided in
Section 2(a) with respect to such Closing.

     (e) If Spacial fails to provide a Closing Notice to the effect that the Closing of the contemplated financing is scheduled to occur within 90 days after the date hereof or within 180 days after the date of a letter of intent as provided in Section 2(d), then the Escrow Agent shall deliver the Escrow Property to Solano and the Trust within ten (10) days after expiration of the applicable period.

     3. Adjustments to the Number of Escrow Shares.
        -------------------------------------------

     If Spacial shall effect any stock split, distribution, recapitalization, subdivision, reclassification or other similar event during the term of this Agreement, the Escrow Shares shall be subject to pro rata adjustment so immediately thereafter the Escrow Shares held in escrow shall be correspondingly increased to reflect an increase in the outstanding Common Stock or decreased to reflect a decrease in the outstanding Common Stock.

     4. Rights Regarding Escrow Shares.
        -------------------------------

     For so long as the Escrow Agent is holding the Escrow Shares under this Agreement, Solano and the Trust shall retain full voting rights with respect to the Escrow Shares registered in their respective names, and Spacial shall pay all cash dividends or other property distributions other than securities issued with respect to its stock, with respect to the Escrow Shares directly to Solano and the Trust, as the case may be. If Spacial issues securities or distributes property other than cash to the holders of its Common Stock, Spacial shall deliver the securities issuable or

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other property distributable with respect to the Escrow Shares to the Escrow
Agent, which securities or other property shall be registered in the names of Solano and the Trust, as appropriate, and held in escrow as herein provided. In the event of a reverse stock split or other reorganization that results in a smaller number of issued and outstanding shares of Common Stock or other securities, the Escrow Shares shall automatically represent such smaller number of shares without any requirement on the part of the Escrow Agent to deliver or exchange the Escrow Shares for other shares of Common Stock or other securities. The Escrow Agent shall possess no right to tender or otherwise transfer the Escrow Shares other than as set forth in this Agreement, and if the Escrow Agent receives instructions on tender or other transfer thereof other than as contemplated by Section 2, the Escrow Agent shall promptly notify Spacial, Solano and the Trust in writing thereof, but shall not take any other action with respect thereto, except as provided in this Escrow Agreement or as instructed by Spacial, Solano and the Trust.

     5. Term.
        ----

     This Escrow Agreement shall continue in effect until the earlier of (i) the Escrow Agent's delivery of all Escrow Property in accordance with the terms of this Agreement or (ii) the Escrow Agent's receipt of written notice of termination signed by Spacial, Solano and the Trust, directing the disposition of the Escrow Shares, and the disposition thereof by the Escrow Agent pursuant to such direction.

     6. Obligations of the Escrow Agent.
        -------------------------------

     The Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any agreement, other than this Agreement. Its duties are ministerial in nature, and the Escrow Agent shall not incur any liability whatsoever so long at it has acted in good faith, except for willful misconduct or gross negligence. The Escrow Agent shall not have any duties or responsibilities hereunder except as expressly set forth herein; shall have no investment responsibility with respect to funds or other property held hereunder; and shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any property held by it hereunder, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters, or taking any steps to preserve rights against any parties with respect to any property held by it hereunder.

     The Escrow Agent may consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by Spacial, Solano, the Trust and the Escrow Agent, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given its prior written consent thereto.

     In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party to this Agreement which, in the

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Escrow Agent's opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by the parties or by a final order or judgment of a court of competent jurisdiction. Alternatively, the Escrow Agent may, in its sole discretion, deposit with the Clerk of any court of competent jurisdiction, any and all funds, securities and other property held by it pursuant thereto and thereupon and, shall stand fully relieved and discharged of any further duties hereunder.

     The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by Spacial, Solano or the Trust. The Escrow Agent shall be entitled to rely upon any notice, certificate, affidavit, letter, document, or other communication which is, upon reasonable verification, believed by the Escrow Agent to be genuine and to have been signed or sent by the proper party or parties, and may rely on statements contained therein without further inquiry or investigation. Release by the Escrow Agent of the Escrow Shares shall not constitute a distribution by Escrow Agent, or a legal opinion of Escrow Agent that said release is lawful, or that said release does not violate any Securities laws, or other agreements.

     The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it and any liability for action in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

     The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings or enforcement/investigatory actions of any kind which may be instituted against it in respect of the subject matter of these instructions. If it does elect to act it will do so only if it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

     7. Release of Escrow Agent.
        -----------------------

     The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to Spacial, Solano and the Trust, at their addresses set forth in this Agreement, at least 30 days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated by Spacial, Solano, or the Trust in writing, whereupon all the Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by Spacial, Solano and the Trust or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.


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     8. Indemnity of Escrow Agent.
        -------------------------

     The parties hereto jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct, including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

     9. Construction of the Instruments by Escrow Agent.
        -----------------------------------------------

     In accepting the terms hereof, it is agreed and understood between the parties hereto that the Escrow Agent will not be called upon to construe any contract or instrument in connection herewith and shall be required to act in respect of the deposits herein made only as directed herein.

     10. Notice.
         ------

     Any and all notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing, signed by or on behalf of the party by which given, and shall be (i) delivered by hand, or (ii) sent by telecopier (with receipt confirmed), provided that a copy is sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), in either case to the party for which intended at its address and/or telecopier number set forth in Schedule A (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance with this
Section 10). A notice shall be deemed duly given and received on the date that it is given pursuant to clause (i) or (ii) above.

     11. Governing Law; Venue; Consent to Jurisdiction.
         ---------------------------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York and any action brought hereunder shall be brought in the courts of the State of New York, sitting in the County of New York. Each party hereto consents to the jurisdiction of such courts.

     12. Payment.
         -------

     For its services hereunder, the Escrow Agent will receive any legal fees incurred in connection with this agreement or with enforcing its rights as set forth herein, along with reimbursement for all out of pocket expenses.

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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

                                       SPACIAL CORPORATION


                                       By: /s/ James A. Prestiano
                                           ----------------------------
                                       Name:     James A. Prestiano
                                       Title:    President



                                       TRUST UNDER AGREEMENT DATED
                                       6/30/89

                                       By: /s/ Bruce Caputo
                                           -----------------------------
                                           Bruce Caputo, as Trustee



                                       /s/ James J. Solano Sr.
                                       ---------------------------------
                                       James J. Solano, Sr.



                                       SNOW BECKER KRAUSS, PC.
                                       -as Escrow Agent-


                                       By: /s/ Eric Honic
                                           -----------------------------
                                       Name:   Eric Honic
                                       Title:  Member







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